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                                                                   Exhibit 10.14

                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is entered into effective as of January 31, 2000, between Wit Capital Group, Inc., a Delaware corporation (together with each of its subsidiaries and divisions, the "Corporation"), and Russell Crabs (the "Executive").

                              W I T N E S S E T H:

        The Corporation desires to employ the Executive to have the benefits of his expertise and knowledge. The Executive, in turn, desires employment with the Corporation. The parties, therefore, enter into this Agreement to establish the terms and conditions of the Executive's employment with the Corporation.

        In consideration of the mutual covenants and representations contained in this Agreement, the corporation and the Executive agree as follows:

        1. EMPLOYMENT OF EXECUTIVE; DUTIES.

               The Corporation agrees to employ the Executive, and the Executive agrees to be employed by the Corporation, as a Managing Director for the period specified in Section 2 (the "Employment Period"), subject to the terms and conditions of this Agreement. During the Employment Period, the Executive shall have such duties and responsibilities with the Corporation and its Subsidiaries as may be properly assigned to him by the Corporation.

        2. EMPLOYMENT PERIOD. The Employment Period shall begin at the Effective Time of the Merger (as such terms are defined therein) contemplated by the Agreement and Plan of Merger dated as of October 31, 1999 by and among the Corporation, SoundView Technology Group, Inc. ("SoundView") and W/S Merger Corp. (the "Merger Agreement") and shall continue for 36 months.

        3. BASE SALARY. During the Employment Period, the Corporation shall pay the Executive a minimum annual base salary of $200,000. The base salary shall be payable in equal periodic installments which are not less frequent than the periodic installments in effect for salaries of other senior executives of the Corporation. The base salary shall be subject to annual review by the Board of Directors ("Board") (or a committee appointed by the Board) for upward adjustments based on the policies of the Corporation and the Executive's contributions to the business of the Corporation.

        4. BONUS. During the Employment Period, the Executive shall be entitled to participate in such bonus plans as are in effect from time to time for other employees of the Company with equal status. For the periods ending December 31, 2000, 2001 and 2002, the Executive shall be entitled to a guaranteed bonus of at least $550,000 in each period.
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        5. BENEFITS.

               (1) In addition to and except for the matters governed by this Agreement, the Executive shall be entitled to employee benefits and perquisites, including but not limited to pension, deferred compensation plans, stock options, group life insurance, disability, sickness and accident insurance and health benefits under such plans and programs as provided to other senior executives of the Corporation from time to time.

               (2) The Executive shall be entitled to four (4) weeks paid vacation as well as holidays, leave of absence and leave for illness and temporary disability in accordance with the policies of the Corporation.

        6. NON-DISCLOSURE; NON-COMPETITION.

               As a condition to the employment arrangement, Executive agrees to execute and comply with the terms and conditions of the "Wit Capital Group, Inc. Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement" attached hereto as Exhibit I.

        7. TERMINATION.

        7.1 TERMINATION BY THE CORPORATION.

               (1) The Corporation, by action of its Board, may terminate the Executive's employment under this Agreement without Cause (as defined in Section 7.1), at any time by giving notice thereof to the Executive at least thirty (30) days before the effective date of such termination. The Employment Period shall terminate as of the date of such termination of employment.

               (2) The Corporation, by action of its Board, may terminate the Executive's employment under this Agreement for Cause at any time by notifying the Executive of such termination. For all purposes of this Agreement, the Employment Period shall end as of the date of such termination of employment. "Cause" shall mean the Executive's (i) neglect, failure or refusal to timely perform the duties of his employment (other than by reason of a physical or mental illness or impairment), or his gross negligence in the performance of his duties, (ii) material breach of any agreements, covenants and representations made in any employment agreement or other agreement with the Corporation or any of its Subsidiaries, (iii) violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to the Corporation or any of its Subsidiaries or any material general policy or directive of the Corporation or any of its Subsidiaries applicable to the Executive, (iv) conviction of, or plea of guilty or nolo contendere to, a crime involving moral turpitude, dishonesty, fraud or unethical


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business conduct, or a felony, (v) giving or accepting undisclosed material commissions or other payments in cash or in kind in connection with the affairs of the Corporation or any of its Subsidiaries or their clients, (vi) failure to obtain or maintain any registration, license or other authorization or approval that the Corporation reasonably believes is required in order for the Executive to perform his duties, or (vii) habitual abuse of alcohol or drugs. The Corporation may require the Executive to take a drug test prior to commencing employment with the Corporation.

        7.2 TERMINATION BY THE EXECUTIVE. The Executive may terminate this Agreement at any time, for any reason or for no reason at all, by giving notice thereof to the Corporation at least thirty (30) days before the effective date of such termination. The Employment Period shall terminate as of the date of such termination of employment.

        7.3 SEVERANCE BENEFITS.

               (1) If the Executive's employment under this Agreement is terminated before the end of the Employment Period by the Corporation without Cause or by the Executive for Good Reason (as defined in Section 7.3), the Corporation shall pay the Executive a lump sum cash payment, within thirty (30) days of the date of such termination, equal to the sum of: (i) the aggregate amount of the Executive's unpaid Base Salary, payable at the annual rate in effect on the termination date, through the end of the Employment Period; and
(ii) an amount representing the Executive's unpaid Guaranteed Bonus through the end of the Employment Period. In addition, the Corporation shall amend to the Executive's stock option grant that represents Executives options to purchase the Corporation's Common Stock on the Effective Date of the Merger to provide for immediate vesting if Executive's employment is terminated by the Corporation without Cause

               (2) If the Executive's employment under this Agreement is terminated by the Corporation for Cause or by the Executive without Good Reason , the Corporation shall only pay the Executive a lump sum cash payment within thirty (30) days of the date of such termination, equal to the s Executive's unpaid Base Salary earned to the termination date.

               (3) If the Executive dies or becomes totally disabled (as defined in Section 7.4), the Corporation shall only pay the Executive a lump sum cash payment within thirty (30) days of the date of such termination, equal to the sum of: (i) Executive's unpaid Base Salary earned to the termination date; and
(ii) an amount representing the Executive's unpaid Guaranteed Bonus prorated to the date of termination.

               (4) "Good Reason" means (i) any failure by the Corporation to pay or provide the compensation and benefits under this Agreement;

                       (1) a change, without Cause, in the Executive's responsibilities which represents a materially adverse change from the employee's responsibilities as in effect at any time within the preceding six
(6) months or a material reduction, without Cause, in the Execu-


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tive's corporate title (such as from Managing Director to Vice President) in effect at any time within the preceding six (6) months;

                       (2) requiring the Executive to be based at any place outside a 50-mile radius from the Executive's previous job location or residence, except for reasonably required travel on business;

                       (3) the Corporation acquires or creates an additional business as a result of which Soundview's institutional brokerage business, its investment banking technology group or its technology research group, as developed and expanded within the Corporation, is no longer the Corporation's primary institutional brokerage business or its primary investment banking technology group, as the case may be; or

                       (4) the Corporation changes its compensation methodology from the basic methodology utilized by Soundview before the Merger such that it no longer uses a combination of cash, stock and options in a merit based compensation system rewarding individual performance within prevalent industry standards, as determined by senior management and the Board of Directors.

                       (5) If the Executive is entitled to receive a payment or other benefits under this Agreement upon termination of his employment with the Corporation, the Executive hereby irrevocably waives the right to receive any similar payments or other benefits under any broad based severance or similar plan maintained by the Corporation ("Other Severance Plan"), provided, however, that if the payments and other benefits provided under such Other Severance Plan exceed the payments and other benefits under this Agreement, the Executive, in his sole discretion, may elect to receive the payments and benefits under such Other Severance Plan in lieu of the payments and benefits under this Agreement upon his termination of employment.

        7.4 TERMINATION BY DEATH OR DISABILITY. This Agreement shall terminate automatically upon the Executive's death. If the Corporation determines in good faith that the Executive has a "total disability" (within the meaning of such term or of a similar term as defined in the Corporation's long-term disability plan as in effect from time to time), the Corporation may terminate his employment under this Agreement by notifying the Executive thereof at least thirty (30) days before the effective date of such termination. Notwithstanding anything to the contrary contained in any other agreement, if this Agreement is terminated by death or disability, the unvested options held by Employee on the Effective Time of the Merger shall be fully vested on such termination.

        8. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Corporation or, in the case of the Corporation, to the Corporation's principal executive offices.


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        9. WITHHOLDING TAXES. The Corporation shall have the right, to the extent permitted by law, to withhold from any payment of any kind due to the Executive under this Agreement to satisfy the tax withholding obligations of the Corporation under applicable law.

        10. BINDING AGREEMENT. This Agreement shall be binding upon the Executive and the Corporation on and after the date of this Agreement. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon the Corporation and any successor of the Corporation, and the benefits of this Agreement shall inure to the benefit of the Executive's estate and beneficiaries in the event of the Executive's death. Wit Capital Group, Inc. may assign this Agreement to any subsidiary, parent or affiliate, without the consent of the Executive, and such assignment shall not, in and of itself, constitute, a termination of employment under this Agreement.

        11. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the Executive and the Corporation with respect to the subject matter hereof and supersedes and voids any and all prior agreements or understandings, written or oral, regarding the subject matter hereof. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties.

        12. GOVERNING LAW AND SEVERABILITY. This Agreement shall be governed by the laws of the State of New York (without giving effect to choice of law principles or rules thereof that would cause the application of the laws of any jurisdiction other than the State of New York) and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        13. ARBITRATION. DISPUTES REGARDING THE EXECUTIVE'S EMPLOYMENT WITH THE CORPORATION, INCLUDING, WITHOUT LIMITATION, ANY DISPUTE UNDER THIS AGREEMENT WHICH CANNOT BE RESOLVED BY NEGOTIATIONS BETWEEN THE CORPORATION AND THE EXECUTIVE, BUT EXCLUDING ANY DISPUTES REGARDING THE EXECUTIVE'S COMPLIANCE WITH THE RESTRICTIONS OF THE EMPLOYEE-NON-DISCLOSURE, NON-COMPETITION AND ASSIGNMENT OF INVENTIONS AGREEMENT REFERRED TO IN SECTION 7 OF THIS AGREEMENT, SHALL BE SUBMITTED TO, AND SOLELY DETERMINED BY, FINAL AND BINDING ARBITRATION CONDUCTED BY JAMS/ENDISPUTE, INC.'S ARBITRATION RULES APPLICABLE TO EMPLOYMENT DISPUTES, AND THE PARTIES AGREE TO BE BOUND BY THE FINAL AWARD OF THE ARBITRATOR IN ANY SUCH PROCEEDING. THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE OF NEW YORK WITH RESPECT TO THE INTERPRETATION OR ENFORCEMENT OF ANY MATTER RELAT-


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ING TO THIS AGREEMENT; IN ALL OTHER CASES THE ARBITRATOR SHALL APPLY THE LAWS OF
THE STATE SPECIFIED IN THE CORPORATION'S ALTERNATIVE DISPUTE RESOLUTION POLICY
AS IN EFFECT FROM TIME TO TIME (IF ANY). ARBITRATION MAY BE HELD IN CONNECTICUT [IN AGREEMENTS WITH EXECUTIVES BASED IN CONNECTICUT], SAN FRANCISCO [IN] AGREEMENTS WITH EXECUTIVE BASED IN CALIFORNIA], OR SUCH OTHER PLACE AS THE PARTIES HERETO MAY MUTUALLY AGREE, AND SHALL BE CONDUCTED SOLELY BY A FORMER JUDGE. JUDGMENT UPON THE AWARD BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

WITNESS/ATTEST                               WIT CAPITAL GROUP, INC.


                                             By: /s/ Ronald W. Readmond
                                                --------------------------------
                                                Ronald W. Readmond,
                                                Co-Chief Executive Officer

                                             EXECUTIVE

                                             /s/ Russell Crabs
                                             -----------------------------------
                                             Russell Crabs


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